Exhibit 23(p)(1)

DREMAN CONTRARIAN FUNDS

(the “Trust”)

CODE OF ETHICS

I.	Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any officer or trustee of the Trust or of its investment adviser or distributor (as well as certain other persons) in connection with the purchase or sale by such person of a security “held or to be acquired” by any Fund of the Trust (each, a “Fund” and collectively, the “Funds”):

A.	To employ any device, scheme or artifice to defraud the Trust;
B.

To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C.	To engage in any transaction, practice, or course of business which operates as a fraud or deceit upon the Trust;
	D.	To engage in any manipulative practice with respect to the Funds.
II.	Purpose of the Code of Ethics.

The Trust expects that its officers, trustees and employees will conduct their personal investment activities in accordance with:

A.	The duty at all times to place the interests of the Trust’s shareholders first;
B.

The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.	The fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Rule 204A-1 of the Advisers Act of 1940, as amended (the “Advisers Act”), the U.S. Securities and Exchange Commission’s (the “SEC’s”) Advisers Act Release No. 2256 and 1940 Act Release No. 26492 on “Investment Adviser Codes of Ethics” (July 2, 2004), the SEC’s 1940 Act Release No. 23958 on “Personal Investment Activities of Investment Company Personnel” (August 24, 1999), the “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994, and the SEC’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel,” the Trust has determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

The Trust expects that their investment adviser and (if required) distributor will adopt separate codes of ethics for their directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.

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PHI 316226308v1 8/13/2007

III.	Definitions.
	A.	An “Access Person” means:

1.	Each trustee or officer of the Trust;
2.

Each employee (if any) of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

3.

Each employee (if any) of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

For purposes of this Code of Ethics, an “Access Person” does not include any person who is subject to the code of ethics adopted by the Trust’s investment adviser or principal underwriter in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

B.

“Restricted Trustee” or “Restricted Officer” means each trustee or officer of the Trust who is not also a director, officer, partner, employee or controlling person of the Trust’s investment adviser, administrator, custodian, or distributor.

C.	An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person.
D.

An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

E.

A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

F.	“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:
1.	Direct obligations of the Government of the United States;
2.

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and

3.	Shares issued by open-end Funds.
G.	“De Minimis Security” means securities issued by any company included in the Standard and Poor’s 500 Stock Index and in an amount less than $15,000.
H.	A Covered Security is “held or to be acquired” if within the most recent 15 days it:
1.	Is or has been held by any of the Funds; or

2.

Is being or has been considered by any of the Funds or the investment adviser for purchase by the Funds. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into any security that is held or to be acquired by any of the Funds.

IV.	Policies of the Companies Regarding Personal Securities Transactions.
	A.	General Policy.

No Access Person of the Trust shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) of the 1940 Act set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

B.	Specific Policies.
1.	Restrictions on Personal Securities Transactions By Access Persons other than Restricted Trustees and Restricted Officers.
a.

Except as provided below in paragraph IV. B. 1. d., no Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Chief Compliance Officer of the Trust prior to effecting such security transaction.

Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Chief Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

b.

Pre-clearance approval under paragraph (a) above will expire at the close of business on the fifth trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

c.	No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security:
	(i)	on a day when any Fund has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn; or
	(ii)	when the Chief Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any Fund.
d.	The pre-clearance requirements contained in paragraph IV. B. 1. a., above, shall not apply to the following securities (“Exempt Securities”):
(i)	Securities that are not Covered Securities;

(ii)	De Minimis Securities;
(iii)	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;
(iv)	Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Fund;
(v)	Securities acquired as a part of an automatic dividend reinvestment plan;
(vi)

Securities acquired upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

(vii)

Securities which the Funds are not permitted to purchase under the investment objectives and policies set forth in the Trust’s then current prospectus(es) under the Securities Act of 1933 or the Trust’s registration statement on Form N-1A.

e.

No Initial Public Offerings or Limited Offerings are permitted without prior written approval of the Chief Compliance Officer. In considering a request to invest in an Initial Public Offering or Limited Offering, the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity is being offered to the Access Person by virtue of their/his/her position with the Trust.

	f.	In addition, any Access Person shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust.
2.	Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

The Trust recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Funds. In addition, it has been the practice of the Trust to give information about securities purchased or sold by the Funds or considered for purchase or sale by the Funds to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Funds or are considered for purchase or sale by the Funds. Accordingly, the Trust believes that less stringent controls are appropriate for Restricted Trustees and Restricted officers, as follows:

a.

The securities pre-clearance requirement contained in paragraph IV. B. 1. a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a Covered Security (other than an Exempt Security) or at the time of the transaction that the Covered Security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Funds or considered for the purchase or sale by the Funds.

b.	If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Covered Security:
	(i)	on a day when any Fund has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn; or
	(ii)	when the Chief Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale for any Fund.

V.	Procedures.

In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

A.

Each Access Person of the Trust, other than a trustee who is not an “interested person” of the Trust (as defined in the 1940 Act), will submit to the Chief Compliance Officer an initial holdings report in the form attached hereto as Exhibit B that lists all Covered Securities beneficially owned[1] by the Access Person, except as stated below. This report must be submitted within ten days of becoming an Access Person, and must include the title and type of each security, the CUSIP or exchange ticker symbol (as applicable) of the security, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts maintained with any broker, dealer or bank. The report must contain the date of its submission by such Access Person. The information contained in such report must be current as of a date no more than 45 days prior to the date the person became an Access Person.

B.

Each Access Person of the Trust, other than a trustee who is not an “interested person” of the Trust (as defined in the 1940 Act), will also submit to the Chief Compliance Officer an annual holdings report in the form attached hereto as Exhibit C no later than 30 days after the end of the calendar year. Except as stated below, the annual holdings report must list all Covered Securities beneficially owned by the Access Person, the title and type of each security, the CUSIP or exchange ticker symbol (as applicable) of the security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank. The report must contain the date of its submission by such Access Person. This information must be current as of a date no more than 45 days before the report is submitted.

C.

Each Access Person of the Trust other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of quarterly statements for all securities accounts. Such trade confirmations and quarterly statements should be received by the Chief Compliance Officer no later than 30 days after the end of the applicable quarter.

_________________________

1           You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.          A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.          An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion. For interpretive guidance on this test, you should consult counsel.

D.

Except as stated below, each Access Person of the Trust, other than a trustee who is not an “interested person” of the Trust (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit D to the Chief Compliance Officer showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Covered Securities were held for the direct or indirect beneficial interest of the Access Person.[2] This report must include the date of the transaction, the title and type of each security, the CUSIP or exchange ticker symbol (as applicable) of the security, the interest rate and maturity, the number of shares held, the principal amount of the security, the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected, the name of the broker, dealer or bank with or through which the transaction was effected, and the date which the transaction report is being filed. Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Trust need not make a quarterly transaction report under this paragraph with respect to transactions effected pursuant to an automatic investment plan or if all of the information required by this paragraph V. D. is contained in the brokerage confirmations or account statements required to be submitted under paragraph V. C. above, and is received by the Chief Compliance Officer in the time period stated above.

_________________________

2	See footnote 1 above.

E.

Each trustee who is not an “interested person” of the Trust (as defined in the 1940 Act) need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V. D. to the Chief Compliance Officer of the Trust, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Funds.

F.

The reporting requirements of this Section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control, or to transaction reports with respect to transactions effected pursuant to an automatic investment plan.

G.

The Chief Compliance Officer shall notify each Access Person of the Trust who may be subject to the pre-clearance requirement or who may be required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person. The Chief Compliance Officer shall receive and retain a copy of the Certification required by Section VI, below.

H.

The Chief Compliance Officer of the Trust shall maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to this Code and the names of all persons responsible for reviewing such reports. Such Chief Compliance Officer shall keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Chief Compliance Officer. In addition, the Chief Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports required to be made by the Access Persons pursuant to this Code, and report to the Board of Trustees of the Trust:

1.	With respect to any transaction that appears to evidence a possible violation of this Code; and
2.	Apparent violations of the reporting requirement stated herein.
I.

The Board of Trustees of the Trust shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, removal or suspension from office, termination of employment, or the unwinding of the transaction and the disgorgement of any profits to the Trust.

J.

The Trust’s investment adviser and (if required) principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and shall forward to the Trust’s Chief Compliance Officer copies of such codes and all future amendments and modifications thereto. The Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust (as defined in the 1940 Act), shall approve this Code of Ethics, and the code of ethics of the investment adviser and (if required) principal underwriter of the Trust, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent Access Persons of the Trust and its investment adviser and principal underwriter from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. Furthermore, any material changes to the investment adviser’s or (if required) principal underwriter’s code will be approved by the Board no later than six months after such change. Before approving any material amendments to the investment adviser’s or principal underwriter’s code of ethics, the Board must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics.

K.

At the regular meetings of the Board of Trustees, the Chief Compliance Officer of the Trust, with respect to both this Code of Ethics and the codes of ethics of the investment adviser and (if required) principal underwriter, shall provide a written report to the Board of Trustees stating:

1.

Any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics (or the codes of ethics of the investment adviser and (if required) principal underwriter); and

2.	All disciplinary actions taken in response to such violations.
L.

At least once a year, the Chief Compliance Officer of the Trust, with respect to both this Code of Ethics and the codes of ethics of the investment adviser and (if required) principal underwriter, shall provide to the Board of Trustees of the Trust, a written report which contains:

1.	A summary of existing procedures concerning personal investing by their Access Persons and any changes in the procedures during the past year;
2.

An evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such Codes, industry practices, or developments in applicable laws and regulations;

3.

Describes any issues arising under such Codes since the last report, including but not limited to, information about material violations of such Codes and sanctions imposed in response to material violations; and

4.

A certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes. The Board of Trustees of the Trust shall consider such written reports not less frequently than annually.

M.

This Code and any code that has been in effect during the past five years, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report made by an Access Person under this Code (including any written information provided in lieu of the reports under Section V. C.), lists of all persons required to make reports, lists of all persons responsible for reviewing such reports, copies of all Certifications from Access Persons pursuant to Section VI below (in the form as attached hereto as Exhibit A), any written reports provided pursuant to Section V. L., and a record of any decision and the reasons supporting a decision to approve the acquisition by Access Persons of securities in an Initial Public Offering or Limited Offering under Section IV. B. 1. e., shall be preserved with the Trust’s records for the period and in the manner required by Rule 17j-1 under the 1940 Act.

VI.	Certification.

Each Access Person will be required to certify annually that he or she has received a copy of this Code of Ethics, has read and understands this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit A.

Adopted: August ___, 2007

EXHIBIT A

DREMAN CONTRARIAN FUNDS

(the “Trust”)

Code of Ethics

Annual Certificate

Pursuant to the requirements of the Code of Ethics of the Trust, the undersigned hereby certifies as follows:

1.	I have received a copy of the Trust’s Code of Ethics;
2.	I have read the Trust’s Code of Ethics;.
3.	I understand the Code of Ethics and acknowledge that I am subject to it.

4.

Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the Code of Ethics.

Date:______________________________________
Signature:___________________________________
Print Name:______________________________________

EXHIBIT B

DREMAN CONTRARIAN FUNDS

(the “Trust”)

Code of Ethics

Initial Holdings Report

To the Chief Compliance Officer:

1.

On                                   , 20     , I became an “Access Person” of the Trust. As of that date, I had a direct or indirect beneficial ownership interest[1] in the Covered Securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

Name and Type of Security	Exchange Ticker or CUSIP Number	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

This report: (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:______________________                   Signature: ______________________________________

Print Name: ______________________________________

_________________________

1           You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.          A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.          An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion. For interpretive guidance on this test, you should consult counsel.

EXHIBIT C

DREMAN CONTRARIAN FUNDS

(the “Trust”)

Code of Ethics

Annual Report

To the Chief Compliance Officer:

1.

As of                                   , 20         , I had a direct or indirect beneficial ownership interest[1] in the Covered Securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

Name and Type of Security	Exchange Ticker or CUSIP Number	Number of Shares	Principal Amount	Type of Interest (Direct or Indirect)

This report: (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.

Date:______________________                   Signature: ______________________________________

Print Name: ______________________________________

_________________________

1           You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

a.          A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

b.          An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion. For interpretive guidance on this test, you should consult counsel.

EXHIBIT D

DREMAN CONTRARIAN FUNDS

(the “Trust”)

Securities Transactions Report

For the Calendar Quarter Ended:

To the Chief Compliance Officer:

During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

Name and Type of Security[1]	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Interest and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust.

Date:	Signature:
Print Name:

_________________________

1Please provide the exchange ticker symbol or CUSIP number, if available.

EXHIBIT E

DREMAN CONTRARIAN FUNDS

(the “Trust”)

Code of Ethics

Pre-Clearance Form

REQUEST:

Date:_________________________

To the Chief Compliance Officer:

I request authorization for the following transaction:

Name of Security             Number of Shares/Principal Amount

I am not trading on inside information. This request is being made in advance of order placement with a broker.

Signature:_________________________
Print Name:_________________________

AUTHORIZATION:

This trade is authorized on                                                        and is valid for five (5) business days from the date of the authorization.

Signature: _________________________